RUSSELL INVESTMENT COMPANY

AMENDMENT TO FOURTH AMENDED AND RESTATED

MASTER TRUST AGREEMENT

Regarding Abolishment of Certain Classes of Shares and Update to Article III

AMENDMENT NO. 3 to the Fourth Amended and Restated Master Trust Agreement dated December 7, 2020 (referred to herein as the “Agreement”), done this 1st day of March, 2022, by the Trustees under such Agreement

WITNESSETH:

WHEREAS, Section 7.3 of the Agreements provides that the Agreement may be amended by the Trustees;

WHEREAS, the Trustees wish to reflect the role of Vice Chairman of a Committee in the Agreement;

WHEREAS, there are no Shares outstanding of Class P and Class T;

WHEREAS, Section 4.1 of the Agreement provides that at any time that there are no Shares outstanding of any particular Sub-Trust or Class previously established and designated, the Trustees may, by an instrument executed by a majority of their number, abolish that Sub-Trust or Class and the establishment and designation thereof;

WHEREAS, Section 4.1 of the Agreement provides that the Trustees may act for such purpose without shareholder approval.

WHEREAS, the Trustees wish to abolish Class P and Class T Shares;

NOW, THEREFORE, the Trustees hereby make the following revisions to the Agreement.

1.   AMENDMENT OF ARTICLE III

Section 3.2 Powers of Trustees.

The following replaces the last bullet of the third paragraph:

“in general delegate to any Chairman, Vice Chairman, to any officer of the Trust, to any committee of the Trustees (including any Chairman and/or Vice Chairman thereof) and to any employee, adviser, administrator, distributor, depositary, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.”

2.   AMENDMENT OF ARTICLE IV

Section 4.3 Establishment and Designation of Classes of the Sub-Trusts.

The following replaces the list of existing Sub-Trusts and Classes:

Sub-Trust	Class A	Class C	Class C1	Class M	Class R1	Class R4	Class R5	Class R6	Class S	Class Y
Equity Income Fund	X	X	X	X				X	X	X
Sustainable Equity Fund	X	X	X	X				X	X	X
U.S. Strategic Equity Fund	X	X	X	X				X	X	X
U.S. Small Cap Equity Fund	X	X	X	X				X	X	X
International Developed Markets Fund	X	X	X	X				X	X	X
Global Equity Fund	X	X	X	X				X	X	X
Emerging Markets Fund	X	X	X	X				X	X	X
Tax-Managed U.S. Large Cap Fund	X	X	X	X					X
Tax-Managed U.S. Mid & Small Cap Fund	X	X	X	X					X
Tax-Managed International Equity Fund	X	X	X	X					X
Opportunistic Credit Fund	X	X	X	X				X	X	X
Unconstrained Total Return Fund	X	X	X	X				X	X	X
Strategic Bond Fund	X	X	X	X				X	X	X
Investment Grade Bond Fund	X	X	X	X				X	X	X
Short Duration Bond Fund	X	X	X	X				X	X	X
Tax-Exempt High Yield Bond Fund	X	X	X	X					X
Tax-Exempt Bond Fund	X	X	X	X					X
Global Infrastructure Fund	X	X	X	X				X	X	X
Global Real Estate Securities Fund	X	X	X	X				X	X	X
Multi-Strategy Income Fund	X	X	X	X				X	X	X
Multi-Asset Growth Strategy Fund	X	X	X	X				X	X	X
Real Assets Fund	X	X	X	X				X	X
Tax-Managed Real Assets Fund	X	X	X	X					X
Multifactor U.S. Equity Fund	X	X	X	X				X	X	X
Multifactor International Equity Fund	X	X	X	X				X	X	X
Multifactor Bond Fund	X	X	X	X				X	X	X
Conservative Strategy Fund	X	X	X	X	X	X	X		X
Moderate Strategy Fund	X	X	X	X	X	X	X		X
Balanced Strategy Fund	X	X	X	X	X	X	X		X
Growth Strategy Fund	X	X	X	X	X	X	X		X
Equity Growth Strategy Fund	X	X	X	X	X	X	X		X

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

Vernon Barback	Katherine W. Krysty

Kristianne Blake	Jeremy May

Michelle Cahoon	Jeannie Shanahan

Michael Day	Raymond P. Tennison

Julie Dien Ledoux	Jack R. Thompson